



welltower

Supplemental Information

1Q17





Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
			Beds/Unit Mix				
Seniors housing triple-net	13	431	38,817	9,521	21,705	6,697	894
Long-term/post-acute care	19	197	23,271	-	1,116	127	22,028
Seniors housing operating	15	487	56,253	24,906	20,337	10,791	219
			Square Feet				
Outpatient medical	12	260	17,176,189				
Land parcels		14					
Total	**14**	**1,389**					

NOI Performance

	Same Store[1]						In-Place Portfolio[2]			
	Properties		1Q16 NOI		1Q17 NOI	% Change	Properties		Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	389	$	124,484	$	128,824	3.5%	410	$	552,640	28.0%
Long-term/post-acute care[3]	173		60,332		62,396	3.4%	185		262,292	13.3%
Seniors housing operating	421		184,807		186,521	0.9%	473		820,232	41.5%
Outpatient medical	236		80,707		82,675	2.4%	248		339,908	17.2%
Total	**1,219**	**$**	**450,330**	**$**	**460,416**	**2.2%**	**1,316**	**$**	**1,975,072**	**100.0%**

Portfolio Performance

				Facility Revenue Mix			
Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Private Pay	Medicaid	Medicare	Other Government[6]
Seniors housing triple-net	88.7%	1.12x	1.29x	92.5%	3.5%	1.7%	2.3%
Long-term/post-acute care	80.6%	1.34x	1.67x	28.5%	37.0%	34.5%	0.0%
Seniors housing operating	89.8%	n/a	n/a	98.3%	0.1%	0.2%	1.4%
Outpatient medical	94.8%	n/a	n/a	99.1%	0.0%	0.0%	0.9%
Total		**1.19x**	**1.41x**	**93.1%**	**2.9%**	**2.6%**	**1.4%**

Property Acquisitions/Joint Ventures Detail

Operator	Units	Location				MSA
Seniors Housing Triple-Net						
New Perspective Senior Living	77	2195 Century Avenue South	Woodbury	Minnesota	US	Minneapolis
Avery Healthcare Group	59	Northampton Lane North	Moulton		UK	Greater London
Avery Healthcare Group	57	25 Rockingham Road	Corby		UK	Greater London
Subtotal	**193**					
Seniors Housing Operating						
Benchmark Senior Living	91	708A Bridgeport Avenue	Shelton	Connecticut	US	Norwalk

Outpatient Medical

Health System	Square Feet	Location				MSA
Community Health Network	68,624	3125 S. Scatterfield Rd.	Anderson	Indiana	US	Indianapolis
SSM Health	27,321	3440 De Paul Ln.	Bridgeton	Missouri	US	St. Louis
Subtotal	**95,945**					

Notes:

(1) See page 23 for reconciliation.

(2) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.

(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.

(4) Data as of March 31, 2017 for seniors housing operating and outpatient medical and December 31, 2016 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

Relationship Investment History


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2013
2014
2015
2016
1Q17
Existing relationships
New relationships

Gross Investments

	2013	2014	2015	2016	1Q17	Quarterly Average
Existing	$ 4,128,843	$ 2,018,581	$ 3,707,612	$ 2,768,874	$ 217,264	$ 755,363
New	1,226,188	1,561,250	1,112,520	238,167	-	243,419
Total	$ 5,355,031	$ 3,579,831	$ 4,820,132	$ 3,007,041	$ 217,264	$ 998,782
% Existing	77%	56%	77%	92%	100%	76%

Detail of Acquisitions/JVs

	2013	2014	2015	2016	1Q17	Total
Count	20	41	44	22	5	132
Total	$ 4,923,740	$ 2,981,276	$ 3,765,912	$ 2,287,973	$ 104,496	$ 14,063,397
Low	6,086	3,500	6,080	10,618	7,310	3,500
Median	45,990	31,150	33,513	27,402	21,685	31,205
High	2,328,630	880,157	437,472	1,150,000	34,200	2,328,630

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
January	$ -	0.0%	$ 923	8.7%	$ 132,696	7.1%	$ 58,542	8.2%
February	-	0.0%	2,924	7.7%	14,520	8.1%	274,551	6.6%
March	104,496	6.4%	6,801	8.0%	38,961	6.2%	787,518	6.5%
Total	**$ 104,496**	**6.4%**	**$ 10,648**	**8.0%**	**$ 186,177**	**7.0%**	**$ 1,120,611**	**6.6%**

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	First Quarter 2017					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[(1)]						
Seniors housing triple-net	3	193	units	$ 41,301	$ 213,995	6.7%
Seniors housing operating	1	91	units	34,200	395,604	6.1%
Outpatient medical	2	95,945	sf	28,995	302	6.5%
Total acquisitions	**6**			**$ 104,496**		**6.4%**
Development[(2)]						
Development projects:						
Seniors housing triple-net	10	885	units	49,274		
Long-term/post-acute care	2	244	beds	9,205		
Seniors housing operating	12	1,223	units	15,215		
Outpatient medical	6	427,842	sf	24,394		
Total development projects	**30**			**$ 98,088**		
Expansion projects:						
Seniors housing triple-net	3	68	units	4,032		
Total expansion projects	**3**			**$ 4,032**		
Total development	**33**			**$ 102,120**		**7.5%**
Loan advances[(3)]				**10,648**		**8.0%**
Gross investments				**$ 217,264**		**7.0%**
Dispositions[(4)]						
Seniors housing triple-net	37	4,578	units	$ 955,751	$ 208,770	6.3%
Long-term/post-acute care	6	627	beds	72,200	115,152	8.9%
Seniors housing operating	1	183	units	27,519	150,377	4.8%
Real property dispositions	**44**			**$ 1,055,470**		**6.5%**
Loans receivable				65,141		8.7%
Total dispositions	**44**			**$ 1,120,611**		**6.6%**
Net investments				**$ (903,347)**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands at Welltower pro rata ownership)

In-Place NOI Diversification(1)

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living North America	114	$ -	$ -	$ 228,184	$ -	$ 228,184	11.6%
Sunrise Senior Living United Kingdom	44	-	-	77,192	-	77,192	3.9%
Brookdale Senior Living	147	126,039	-	23,580	-	149,619	7.6%
Genesis HealthCare	111	1,516	136,730	-	-	138,246	7.0%
Revera	98	-	-	113,269	-	113,269	5.7%
Benchmark Senior Living	48	-	-	87,022	-	87,022	4.4%
Senior Resource Group	24	-	-	74,832	-	74,832	3.8%
Brandywine Senior Living	27	70,479	-	-	-	70,479	3.6%
Belmont Village	21	-	-	69,252	-	69,252	3.5%
Avery	46	44,947	-	(255)	-	44,692	2.3%
Sagora Senior Living	25	43,218	-	-	-	43,218	2.2%
Remaining	611	266,441	125,562	147,156	339,908	879,067	44.4%
Total	**1,316**	**$ 552,640**	**$ 262,292**	**$ 820,232**	**$ 339,908**	**$ 1,975,072**	**100.0%**

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,067	$ 483,469	$ 255,702	$ 591,995	$ 322,059	$ 1,653,225	83.7%
United Kingdom	102	65,802	-	76,937	17,849	160,588	8.1%
Canada	147	3,369	6,590	151,300	-	161,259	8.2%
Total	**1,316**	**$ 552,640**	**$ 262,292**	**$ 820,232**	**$ 339,908**	**$ 1,975,072**	**100.0%**

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	58	$ 65,107	$ 14,605	$ 46,094	$ 4,721	$ 130,527	6.6%
Los Angeles	63	2,398	-	91,634	20,961	114,993	5.8%
Greater London	42	29,211	-	52,158	17,849	99,218	5.0%
Philadelphia	39	25,609	34,822	8,296	21,232	89,959	4.6%
Dallas	53	28,020	5,177	12,305	28,840	74,342	3.8%
Boston	43	1,723	11,567	59,118	1,069	73,477	3.7%
Seattle	29	18,025	-	17,343	12,836	48,204	2.4%
Chicago	25	11,295	5,043	25,200	3,444	44,982	2.3%
San Francisco	16	11,551	-	32,766	-	44,317	2.2%
Toronto	26	-	-	37,576	-	37,576	1.9%
Houston	25	2,531	1,488	6,622	24,959	35,600	1.8%
Washington D.C.	16	3,797	8,303	21,866	-	33,966	1.7%
San Diego	12	-	2,686	28,771	1,921	33,378	1.7%
Indianapolis	18	13,038	9,724	-	9,612	32,374	1.6%
Minneapolis	19	12,271	-	4,810	12,619	29,700	1.5%
Kansas City	24	7,674	5,336	9,679	6,659	29,348	1.5%
Atlanta	18	2,206	-	10,457	14,854	27,517	1.4%
Milwaukee	14	4,067	4,315	-	15,047	23,429	1.2%
Ottawa	20	-	-	19,211	-	19,211	1.0%
Miami	22	-	-	3,205	15,490	18,695	0.9%
Remaining	734	314,117	159,226	333,121	127,795	934,259	47.4%
Total	**1,316**	**$ 552,640**	**$ 262,292**	**$ 820,232**	**$ 339,908**	**$ 1,975,072**	**100.0%**

Notes:

(1) Represents current quarter annualized in-place NOI. See page 21 for reconciliation.

Top Ten Operating Partner Descriptions

Sunrise Senior Living North America, located in McLean, VA, is a privately held company that operates over 260 premium private pay seniors housing communities with over 24,000 units in the United States and Canada. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2017, the Welltower portfolio consists of 120 private pay seniors housing facilities in 24 states, the District of Columbia and one Canadian Province. **Sunrise Senior Living United Kingdom,** located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living that operates 43 premium private-pay seniors housing communities with over 3,400 units in the United Kingdom. In addition, there are six communities with 400 units currently under development. As of 3/31/2017, Welltower owns 43 facilities and five developments with a large concentration in Greater London.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides IL, AL, memory care, and rehab services. The company operates approximately 1,150 seniors housing facilities located in 46 states and has the ability to serve over 111,000 residents. As of 3/31/2017, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with more than 500 skilled nursing centers and AL residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,700 healthcare providers in 45 states and the District of Columbia. As of 3/31/2017, the wholly-owned Welltower portfolio consisted of four seniors housing properties and 82 long term/post-acute care properties. Welltower also owns a majority stake in a joint venture which owns 28 long term/post-acute care properties. All of the Welltower properties are spread across 16 states.

Revera, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 50,000 seniors and employing over 45,000 people. The company offers seniors' apartments, IL, AL, memory care, and long term care. As of 3/31/2017, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera. Revera and Welltower also jointly own 23 properties and eight developments in the United Kingdom.

Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates 53 premium private pay seniors housing facilities with over 4,500 residents with a concentration in New England. As of 3/31/2017, the Welltower portfolio consisted of 49 private pay seniors housing facilities in six states.

Senior Resource Group, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and memory care senior living communities across the United States. Senior Resource Group owns and operates 32 communities across six states. As of 3/31/2017, the Welltower portfolio consisted of 25 seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,600 units in five states. The company has a concentration in infill markets in the Mid-Atlantic. As of 3/31/2017, the Welltower portfolio consisted of 27 existing facilities and two facilities under construction located in six states.

Belmont Village, located in Houston, TX, is a privately held company that operates 25 premium private pay seniors housing facilities in seven states and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2017, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 3/31/2017, the Welltower portfolio consisted of 49 private pay seniors housing facilities in nine regions in England.

Sagora, located in Fort Worth, TX, is a privately held company that develops and operates seniors housing facilities across four states. As of 3/31/2017, the Welltower portfolio consisted of 25 seniors housing facilities.

Triple-Net Payment Coverage Stratification

% of total In-Place NOI	EBITDARM Coverage[1] Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	EBITDAR Coverage[1] Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.8%		0.8%	6	2	0.8%	1.2%	2.0%	7	5
0.85x-0.95x		0.5%	0.5%	14	2	0.6%		0.6%	9	1
0.95x-1.05x	0.6%	0.7%	1.3%	7	2	7.0%	0.9%	7.8%	9	8
1.05x-1.15x	2.4%		2.4%	9	3	5.9%	0.1%	6.0%	11	8
1.15x-1.25x	8.6%	0.0%	8.7%	10	7	3.5%	6.8%	10.3%	14	5
1.25x-1.35x	3.2%	0.9%	4.0%	11	6	2.3%		2.3%	14	4
>1.35x	8.6%	9.3%	17.9%	12	21	4.1%	2.5%	6.6%	9	12
Total	**24.2%**	**11.3%**	**35.5%**	**11**	**43**	**24.2%**	**11.3%**	**35.5%**	**11**	**43**

(dollars in thousands at Welltower pro rata ownership)

Revenue and Lease Maturity[2]

Year	Rental Income Seniors Housing Triple-net	Long-Term / Post-Acute Care	Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2017	$ -	$ -	$ 20,887	$ 1,902	$ -	$ 22,789	0.6%
2018	37,120	-	24,652	1,815	-	63,587	1.6%
2019	-	-	28,120	9,711	-	37,831	1.0%
2020	13,447	4,293	28,541	16,186	-	62,467	1.6%
2021	9,728	15,511	37,229	5,334	-	67,802	1.7%
2022	1,825	6,959	48,431	37,282	-	94,497	2.4%
2023	1,437	2,738	28,734	3,724	-	36,633	0.9%
2024	10,597	479	37,279	1,223	-	49,578	1.2%
2025	67,304	5,102	18,489	4,369	-	95,264	2.4%
2026	43,052	21,275	27,150	2,009	-	93,486	2.4%
2027	103,927	2,896	5,250	2,972	-	115,045	2.9%
Thereafter	295,130	229,978	83,444	4,799	2,616,324	3,229,675	81.4%
	$ 583,567	**$ 289,231**	**$ 388,206**	**$ 91,326**	**$ 2,616,324**	**$ 3,968,654**	**100.0%**
Weighted Avg Maturity Years[3]	11	12	7	6	n/a	9.77	

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2016 for stable portfolio only. Agreements included represent 86% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.
(3) Weighted average revenue maturity of 10 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1,3]		Industry Benchmarks[2]
Property age		19		38
Quality mix (days)		41.1%		33.9%
EBITDARM per bed	$	21,193		DNA

Seniors Housing Operating		US Portfolio[3,5,6]		Industry Benchmarks[4]
Property age		15		21
5 year total population growth		4.0%		3.8%
5 year 75+ population growth		13.9%		12.2%
Housing value	$	506,769	$	197,980
Household income	$	84,605	$	57,462
REVPOR	$	6,974	$	4,524
SS REVPOR growth		3.7%		2.7%
Adjusted SS REVPOR growth[9]		4.5%		
SSNOI per unit	$	23,048	$	16,271
SSNOI growth		-0.2%		DNA
Adjusted SSNOI growth[9]		1.0%		

		UK Portfolio[3,5,6]		Industry Benchmarks[7]
Property age		9		20
Units per property		77		38
5 year total population growth		3.9%		3.3%
5 year 75+ population growth		16.0%		15.7%
Housing value	£	435,130	£	265,083
REVPOR	£	6,485	£	3,015
SS REVPOR growth		2.5%		2.8%
Adjusted SS REVPOR growth[9]		3.8%		
SSNOI per unit	£	22,528	£	8,339
SSNOI growth		5.5%		DNA
Adjusted SSNOI growth[9]		8.1%		

		Canadian Portfolio[3,5,6]		Industry Benchmarks[8]
5 year total population growth		4.8%		4.7%
5 year 75+ population growth		18.5%		DNA
Housing value	C$	598,994	C$	391,660
Household income	C$	106,617	C$	95,126
REVPOR	C$	3,666	C$	2,314
SS REVPOR growth		3.1%		2.3%
Adjusted SS REVPOR growth[9]		3.1%		
SSNOI per unit	C$	14,975		DNA
SSNOI growth		2.8%		DNA
Adjusted SSNOI growth[9]		2.0%		

Notes:

(1) Welltower data as of December 31, 2016 for long-term/post-acute care. EBITDARM per bed represents trailing twelve months results for stable portfolio.

(2) Property age per 1Q17 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, December 31, 2016 and reported in days.

(3) Property age, housing value and household income are NOI-weighted as of March 31, 2017. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 22 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 1Q17 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2017-2022 Nielsen projections; housing value and household income are the US median per Nielsen 2017; NOI per unit per The State of Seniors Housing 2016 and represents 2015 results.

(5) REVPOR is based on total 1Q17 results. See page 22 for reconciliation.

(6) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.24837. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.334294. See page 23 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 27th Edition; population growth reflects 2016-2021 CACI projections; housing value represents UK average per CACI 2016; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2016 Care Homes Trading Performance Review and assumes a 5% management fee.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2016; population growth reflects 2016-2021 Environics projection; housing value and household income represents Canadian average per Environics 2016; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(9) Includes adjustments to normalize 2016 for the impact of leap year for operators who charge residents daily rather than monthly.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 1.8% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)

	Welltower				Welltower								
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)	Est. Annual Job Growth(9)
Los Angeles	37 / 4,251	$91,634	15.5%	3 / 393	3 / 444	$2,474	4.2%	13.0%	6,943	$80,476	$735,822	0.4%	1.5%
Boston	32 / 2,410	59,118	10.0%	1 / 121	1 / 79	2,154	4.0%	11.4%	3,013	96,616	523,063	4.1%	1.7%
New York	16 / 1,217	46,094	7.8%	1 / 146	1 / 79	2,158	1.4%	7.9%	8,781	102,840	495,041	1.3%	1.6%
San Francisco	11 / 1,241	32,766	5.5%	-	-	-	5.6%	16.4%	7,461	98,254	870,628	2.5%	2.2%
San Diego	9 / 1,227	28,771	4.9%	2 / 128	2 / 194	1,118	5.1%	17.1%	4,865	86,422	695,854	0.0%	1.9%
Chicago	14 / 1,656	25,200	4.3%	6 / 552	4 / 576	5,640	0.7%	14.3%	3,316	79,678	308,649	4.0%	0.9%
Washington D.C.	7 / 596	21,866	3.7%	-	-	-	4.1%	14.9%	4,472	119,879	729,420	3.4%	0.7%
Seattle	10 / 1,094	17,343	2.9%	1 / 60	1 / 64	95	6.0%	17.6%	4,948	78,144	465,259	0.3%	2.9%
San Jose	6 / 735	16,414	2.8%	-	-	-	6.3%	14.5%	6,381	101,043	869,241	-0.9%	1.7%
Dallas	8 / 1,097	12,305	2.1%	-	-	-	7.3%	26.0%	4,309	70,326	262,885	3.5%	3.5%
New Haven	6 / 688	12,019	2.0%	-	-	-	-0.1%	5.1%	2,368	60,776	221,393	1.0%	-0.4%
Atlanta	8 / 771	10,457	1.8%	3 / 397	3 / 232	2,898	7.3%	27.0%	3,354	78,891	378,522	6.4%	3.6%
Norwalk	4 / 419	10,022	1.7%	-	-	-	2.4%	10.8%	1,646	107,361	473,474	0.5%	-1.0%
Kansas City	6 / 785	9,679	1.6%	3 / 680	3 / 358	2,591	3.0%	13.3%	2,338	72,026	252,395	9.3%	2.7%
Providence	5 / 600	8,438	1.4%	-	-	-	1.4%	10.2%	2,794	81,621	343,522	1.8%	0.3%
Philadelphia	5 / 374	8,296	1.4%	1 / 96	1 / 69	2,055	1.3%	5.5%	1,914	91,679	377,631	0.8%	2.3%
Santa Maria, CA	2 / 605	8,202	1.4%	-	-	-	4.9%	7.8%	2,805	72,832	623,571	N/A	2.2%
Detroit	5 / 296	7,744	1.3%	1 / 104	1 / 52	1,583	0.8%	5.4%	3,696	80,350	242,890	5.3%	2.0%
Phoenix	6 / 678	7,693	1.3%	1 / 76	1 / 97	1,192	6.5%	18.9%	3,172	66,615	288,707	4.4%	2.5%
Denver	3 / 510	7,531	1.3%	2 / 206	2 / 304	1,082	8.1%	20.6%	3,907	79,312	362,971	10.4%	2.0%
Hartford	4 / 351	7,488	1.3%	-	-	-	0.2%	5.4%	1,286	85,571	270,470	6.1%	0.3%
Tampa	3 / 905	6,908	1.2%	1 / 120	1 / 327	455	9.8%	19.9%	1,378	67,902	217,340	1.3%	2.8%
Houston	7 / 648	6,622	1.1%	1 / 32	1 / 96	493	8.9%	29.6%	3,861	80,430	485,539	5.4%	0.6%
Sacramento	3 / 238	5,692	1.0%	-	-	-	5.1%	13.3%	3,614	81,598	388,713	4.6%	1.7%
Manchester, NH	2 / 168	5,428	0.9%	-	-	-	1.2%	9.7%	1,923	68,784	261,744	N/A	1.2%
Total - Top 25	219 / 23,560	$473,730	80.0%	27 / 3,111	25 / 2971	$25,988	4.1%	14.2%	4,638	$87,740	$550,878	2.4%(10)	1.7%(10)
All Other US SHO Markets	67 / 7,714	118,265	20.0%	10 / 991	10 / 1,029	9,667	3.7%	13.0%	2,340	72,543	337,031		
Total US SHO	286 / 31,274	$591,995	100.0%	37 / 4,102	35 / 4,000	$35,655	4.0%	13.9%	4,122	$84,605	$506,769		
% of Total NOI						1.8%							
US National Average							3.8%	12.2%	92	$57,462	$197,980	3.1%(11)	1.5%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized IPNOI. See pages 4 and 21 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2017-2022.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2017 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 1Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from February 2016-February 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 3.7% of our total annualized In-Place NOI (IPNOI).

	Welltower			5-Mile Ring[1] Welltower									
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,251	$91,634	15.5%	4 / 491	7 / 834	$5,893	4.2%	13.1%	6,685	$76,443	$708,052	0.4%	1.5%
Boston	32 / 2,410	59,118	10.0%	4 / 374	4 / 241	6,793	4.2%	11.8%	2,842	92,623	502,326	4.1%	1.7%
New York	16 / 1,217	46,094	7.8%	1 / 146	1 / 79	2,158	1.6%	8.2%	7,528	97,962	473,008	1.3%	1.6%
San Francisco	11 / 1,241	32,766	5.5%	-	-	-	5.7%	16.2%	6,351	95,732	852,500	2.5%	2.2%
San Diego	9 / 1,227	28,771	4.9%	2 / 128	2 / 194	1,118	5.5%	16.3%	4,383	84,224	666,162	0.0%	1.9%
Chicago	14 / 1,656	25,200	4.3%	11 / 1,083	6 / 758	9,118	0.6%	14.6%	3,055	80,277	314,575	4.0%	0.9%
Washington D.C.	7 / 596	21,866	3.7%	1 / 210	1 / 75	3,338	4.6%	15.8%	4,600	113,935	684,115	3.4%	0.7%
Seattle	10 / 1,094	17,343	2.9%	1 / 60	1 / 64	95	6.2%	19.7%	4,661	77,925	460,624	0.3%	2.9%
San Jose	6 / 735	16,414	2.8%	-	-	-	6.2%	15.1%	5,474	101,508	880,022	-0.9%	1.7%
Dallas	8 / 1,097	12,305	2.1%	2 / 158	3 / 419	1,676	7.0%	23.6%	3,824	66,200	250,480	3.5%	3.5%
New Haven	6 / 688	12,019	2.0%	-	-	-	0.3%	5.9%	2,349	60,665	232,765	1.0%	-0.4%
Atlanta	8 / 771	10,457	1.8%	5 / 509	4 / 309	4,849	7.4%	27.8%	3,169	74,650	351,502	6.4%	3.6%
Norwalk	4 / 419	10,022	1.7%	-	-	-	2.2%	10.4%	1,838	84,490	401,240	0.5%	-1.0%
Kansas City	6 / 785	9,679	1.6%	5 / 870	5 / 718	5,881	3.4%	13.0%	2,201	68,445	229,959	9.3%	2.7%
Providence	5 / 600	8,438	1.4%	-	-	-	1.2%	10.1%	2,316	79,914	348,784	1.8%	0.3%
Philadelphia	5 / 374	8,296	1.4%	1 / 96	1 / 69	2,055	1.3%	6.0%	2,156	85,521	354,364	0.8%	2.3%
Santa Maria, CA	2 / 605	8,202	1.4%	-	-	-	5.5%	8.9%	1,641	65,971	638,860	N/A	2.2%
Detroit	5 / 296	7,744	1.3%	3 / 330	2 / 132	4,821	0.8%	7.3%	3,683	70,805	200,458	5.3%	2.0%
Phoenix	6 / 678	7,693	1.3%	4 / 596	2 / 241	2,807	6.8%	19.8%	2,989	61,777	249,772	4.4%	2.5%
Denver	3 / 510	7,531	1.3%	5 / 485	2 / 304	1,527	7.7%	22.7%	4,014	79,162	345,560	10.4%	2.0%
Hartford	4 / 351	7,488	1.3%	1 / 222	1 / 54	582	0.1%	4.7%	1,210	80,693	261,213	6.1%	0.3%
Tampa	3 / 905	6,908	1.2%	1 / 120	1 / 327	455	10.1%	17.0%	1,376	59,005	193,416	1.3%	2.8%
Houston	7 / 648	6,622	1.1%	2 / 227	3 / 366	2,249	8.9%	31.3%	3,897	69,187	345,561	5.4%	0.6%
Sacramento	3 / 238	5,692	1.0%	-	-	-	4.9%	14.6%	3,453	77,325	370,284	4.6%	1.7%
Manchester, NH	2 / 168	5,428	0.9%	-	-	-	1.2%	11.5%	1,511	69,127	259,613	N/A	1.2%
Total - Top 25	219 / 23,560	$473,730	80.0%	53 / 6,105	46 / 5,184	$55,415	4.2%	14.5%	4,303	$83,858	$529,396	2.4%[10]	1.7%[10]
All Other US SHO Markets	67 / 7,714	118,265	20.0%	21 / 2,266	18 / 2,253	18,568	3.9%	13.4%	2,105	68,527	314,356		
Total US SHO	286 / 31,274	$591,995	100.0%	74 / 8,371	64 / 7,437	$73,983	4.1%	14.2%	3,808	$80,695	$485,041		
% of Total NOI						3.7%							
US National Average							3.8%	12.2%	92	$57,462	$197,980	3.1%[11]	1.5%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized IPNOI. See pages 4 and 21 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2017-2022.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2017 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 1Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from February 2016-February 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

Seniors Housing Operating(1)

Total Performance	1Q16	2Q16	3Q16	4Q16	1Q17
Properties	442	444	464	484	485
Beds/Units	51,124	51,599	54,372	56,108	56,162
Total occupancy	91.0%	90.7%	90.8%	90.2%	88.9%
Total revenues	$ 590,688	$ 606,104	$ 612,592	$ 643,459	$ 654,273
Operating expenses	$ 396,788	$ 402,514	$ 416,282	$ 437,487	$ 448,440
NOI	$ 193,900	$ 203,590	$ 196,310	$ 205,972	$ 205,833
NOI margin	32.8%	33.6%	32.0%	32.0%	31.5%
Recurring cap-ex	$ 6,028	$ 9,816	$ 12,207	$ 11,432	$ 9,192
Other cap-ex	$ 9,784	$ 20,180	$ 23,436	$ 41,804	$ 13,734

Same Store Performance(2)	1Q16	2Q16	3Q16	4Q16	1Q17
Properties	421	421	421	421	421
Occupancy	91.1%	90.9%	91.1%	91.1%	90.2%
Same store revenues	$ 567,200	571,025	$ 579,472	$ 580,449	$ 580,226
Compensation	233,012	230,964	235,909	239,910	241,828
Utilities	21,641	18,972	21,600	20,749	22,332
Food	20,823	20,735	21,028	21,193	20,748
Repairs and maintenance	12,737	13,073	14,083	15,364	12,872
Property taxes	15,756	15,903	16,815	14,644	16,473
All other	78,424	81,326	81,380	82,777	79,452
Same store operating expenses	382,393	380,973	390,815	394,637	393,705
Same store NOI	$ 184,807	190,052	$ 188,657	$ 185,812	$ 186,521
Year over year growth rate					0.9%

Partners	Properties	Beds / Units	Welltower Ownership %
Sunrise Senior Living	167	13,193	96.1%
Revera	98	12,147	75.0%
Benchmark Senior Living	48	4,137	95.0%
Senior Resource Group	24	4,492	67.7%
Belmont Village	21	2,957	95.0%
Chartwell Retirement Residences	41	8,010	52.2%
Silverado Senior Living	28	2,542	95.6%
Merrill Gardens	11	1,454	80.0%
Brookdale Senior Living	15	1,971	80.0%
Senior Star Living	11	2,064	90.0%
Discovery Senior Living	6	1,930	53.6%
Northbridge	6	506	95.0%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Signature Senior Lifestyle	2	189	100.0%
Avery	2	195	100.0%
Total	485	56,162	

Core Markets	1Q17 NOI	% of Total
Southern California	$ 34,393	16.7%
Northern California	15,569	7.6%
Boston	14,713	7.1%
Greater London	12,849	6.2%
New York / New Jersey	11,442	5.6%
Toronto	9,244	4.5%
Washington D.C.	6,719	3.3%
Ottawa	4,806	2.3%
Montréal	4,454	2.2%
Seattle	4,335	2.1%
Vancouver	3,014	1.5%
Manchester, UK	1,345	0.7%
Birmingham, UK	767	0.4%
Core Markets	123,650	60.2%
All Other	82,183	39.8%
Total	$ 205,833	100.0%

Notes:

(1) Excludes land and properties classified as held for sale.

(2) See page 23 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

Outpatient Medical

Core Performance[1]	1Q16	2Q16	3Q16	4Q16	1Q17
Properties	247	248	248	251	255
Square feet	16,599,983	16,635,958	16,636,397	16,837,801	17,021,937
Occupancy[2]	94.8%	94.9%	95.1%	95.0%	94.8%
Total revenues	$ 121,362	$ 124,058	$ 124,070	$ 125,315	$ 128,721
Operating expenses	$ 36,609	$ 36,733	$ 37,252	$ 38,653	$ 41,315
NOI	$ 84,753	$ 87,325	$ 86,818	$ 86,662	$ 87,406
NOI margin	69.8%	70.4%	70.0%	69.2%	67.9%
Revenues per square foot[2]	$ 31.63	$ 32.29	$ 32.27	$ 32.26	$ 32.45
NOI per square foot[2]	$ 22.00	$ 22.65	$ 22.50	$ 22.31	$ 22.04
Recurring cap-ex	$ 5,731	$ 6,183	$ 6,364	$ 7,857	$ 4,523
Other cap-ex	$ 3,585	$ 7,138	$ 2,787	$ 3,979	$ 2,023

Same Store Performance[2, 3]	1Q16	2Q16	3Q16	4Q16	1Q17
Properties	236	236	236	236	236
Occupancy	94.8%	94.9%	95.1%	95.1%	95.1%
Same store revenues	$ 115,604	$ 116,225	$ 117,068	$ 118,969	$ 120,282
Same store operating expenses	34,897	34,076	34,790	35,947	37,607
Same store NOI	$ 80,707	$ 82,149	$ 82,278	$ 83,022	$ 82,675
Year over year growth rate					2.4%

Portfolio Diversification by Tenant[2, 4]	Rental Income	% of Total
Tenet Health	$ 31,092	8.0%
Aurora Health Care	25,418	6.5%
Kelsey-Seybold	21,535	5.5%
Virtua	15,795	4.1%
Texas Health Resources	11,014	2.8%
Remaining Portfolio	283,352	73.1%
Total	$ 388,206	100.0%

Quality Indicators[2]	
Health system affiliated properties as % of NOI	95.2%
Health system affiliated tenants as % of rental income	65.0%
Retention (trailing twelve months)	86.9%
In-house managed properties as % of square feet[5]	99.0%
Average remaining lease term	6.7
Average building size (square feet)	66,753
Average age (years)	12

Expirations[2]	2017	2018	2019	2020	2021	Thereafter
Occupied square feet	896,925	1,056,064	1,179,141	1,201,752	1,456,530	9,932,639
% of occupied square feet	5.7%	6.7%	7.5%	7.6%	9.3%	63.2%

Notes:
(1) Includes consolidated rental properties, mortgages, equity investments and development properties, and excludes properties sold or classified as held for sale.
(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.
(3) Includes 236 same store properties representing 15,769,627 square feet. See page 23 for reconciliation.
(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.
(5) Includes only multi-tenant properties.

(dollars in thousands at Welltower pro rata ownership)

Development Summary[1]

Facility	Unit Mix: Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 3/31/17	Estimated Conversion
Seniors Housing Triple-Net								
Livingston, NJ	120	-	88	32	-	$ 50,768	$ 43,745	2Q17
Sunninghill, UK	96	-	72	24	-	28,502	25,567	2Q17
Camberley, UK	92	-	72	20	-	26,496	21,384	2Q17
Raleigh, NC	60	-	27	18	15	20,336	13,953	2Q17
Bracknell, UK	64	-	40	24	-	15,825	12,213	2Q17
Bristol, UK	75	-	35	40	-	14,351	11,300	3Q17
Northampton, UK	80	64	16	-	-	18,806	9,448	4Q17
Gainesville, FL	95	-	70	25	-	17,100	4,410	4Q17
Alexandria, VA	116	-	88	28	-	57,148	22,372	2Q18
Regiate, UK	87	-	63	24	-	26,293	3,525	1Q19
Subtotal	**885**	**64**	**571**	**235**	**15**	**$ 275,625**	**$ 167,917**	
Long-Term/Post-Acute Care								
Piscataway, NJ	124	-	-	-	124	40,800	38,190	2Q17
Exton, PA	120	-	-	-	120	34,175	5,939	2Q18
Subtotal	**244**	**-**	**-**	**-**	**244**	**$ 74,975**	**$ 44,129**	
Seniors Housing Operating								
Leatherhead, UK	75	-	75	-	-	$ 18,446	$ 11,102	2Q17
High Wycombe, UK	72	-	72	-	-	13,811	8,864	2Q17
Bath, UK	62	-	62	-	-	11,084	7,322	2Q17
Sabre Springs, CA	83	-	61	22	-	7,853	6,166	2Q17
Silver Spring, MD	98	-	65	33	-	9,566	6,573	3Q17
Pleasanton, CA	82	-	48	34	-	7,141	4,256	3Q17
Woking, UK	60	-	60	-	-	12,499	4,738	4Q17
Bethesda, MD	89	-	59	30	-	10,306	7,614	4Q17
Chertsey, UK	94	-	70	24	-	29,337	16,878	1Q18
Burke, VA	81	-	49	32	-	7,261	3,109	1Q18
Bushey, UK	95	-	71	24	-	38,316	14,888	2Q18
Toronto, ON	332	332	-	-	-	32,021	7,979	3Q18
Subtotal	**1,223**	**332**	**692**	**199**	**-**	**$ 197,641**	**$ 99,489**	

Outpatient Medical

	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 3/31/17	Estimated Conversion
Timmonium, MD	46,000	100%	Yes	$ 20,786	$ 12,987	3Q17
Howell, MI	56,211	100%	Yes	15,509	10,827	3Q17
San Antonio, TX	38,237	74%	Yes	15,000	13,365	3Q17
Rockwall, TX	55,012	100%	Yes	16,350	4,500	1Q18
Brooklyn, NY	140,955	100%	Yes	103,624	43,236	2Q18
Fort Worth, TX	91,427	100%	Yes	45,880	7,577	2Q18
Subtotal	**427,842**			**$ 217,149**	**$ 92,492**	
Total Development Projects				**$ 765,390**	**$ 404,027**	

Notes:

(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects and the midtown Manhattan development project. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

Development Funding Projections(1)

	Projects	Beds / Units / Square Feet	Projected Yields(1)	2017 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
				Projected Future Funding			
Seniors housing triple-net	10	885	7.4% $	85,046 $	22,665 $	107,711 $	275,625
Long-term/post-acute care	2	244	8.5%	17,568	13,278	30,846	74,975
Seniors housing operating	12	1,223	9.5%	76,267	21,882	98,149	197,641
Outpatient medical	6	427,842	6.9%	86,281	38,376	124,657	217,149
Total	30		7.9% $	265,162 $	96,201 $	361,363 $	765,390

Development Project Conversion Estimates(1)

Quarterly Conversions

		Amount	Projected Yields(2)
1Q17 actual	$	185,220	7.1%
2Q17 estimate		233,921	7.8%
3Q17 estimate		82,353	7.5%
4Q17 estimate		58,711	8.9%
1Q18 estimate		52,947	9.9%
2Q18 estimate		279,144	7.7%
3Q18 estimate		32,021	7.6%
1Q19 estimate		26,293	7.0%
	$	950,610	7.7%

Annual Conversions

		Amount	Projected Yields(2)
2017 estimate	$	560,205	7.6%
2018 estimate		364,112	8.0%
2019 estimate		26,293	7.0%
Total	$	950,610	7.7%

Unstabilized Properties

	12/31/2016 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	3/31/17 Properties	Beds / Units
Seniors housing triple-net	29	(2)	5	1	33	3,293
Long-term/post-acute care	19	(4)	-	-	15	1,448
Seniors housing operating	18	(2)	1	-	17	1,510
Total	66	(8)	6	1	65	6,251

Occupancy	12/31/2016 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	3/31/17 Properties
0% - 50%	25	-	6	-	(7)	24
50% - 70%	14	(2)	-	-	4	16
70% +	27	(6)	-	1	3	25
Total	66	(8)	6	1	-	65

Occupancy	3/31/17 Properties	Months In Operation	Revenues	% of Total Revenues(3)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	24	5 $	37,808 $	0.9% $	481,815	1.6%
50% - 70%	16	19	28,422	0.7%	275,489	0.9%
70% +	25	26	89,118	2.1%	694,868	2.3%
Total	65	16 $	155,348 $	3.7% $	1,452,172	4.9%

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects and midtown Manhattan project.

(2) Actual yields may be higher if the USTN rate increases. Seniors housing operating and outpatient medical asset types represent stabilized yields.

(3) Includes revenues annualized from amounts presented on page 6.

(dollars in thousands at Welltower pro rata ownership)

Components of NAV

Stabilized NOI			Pro rata beds/units/square feet
Seniors housing operating[1]	$	820,232	43,737 units
Seniors housing triple-net		552,640	35,525 units
Long-term/post-acute care		262,292	19,595 beds
Outpatient medical		339,908	15,866,266 square feet
Total in-place NOI[2]	$	1,975,072	
Incremental stabilized NOI[3]		24,376	
Total stabilized NOI	$	1,999,448	

Obligations		
Lines of credit	$	522,000
Senior unsecured notes[4]		8,284,267
Secured debt[4]		2,771,793
Capital lease obligations		73,470
Total Debt	$	11,651,530
Add (Subtract):		
Other liabilities (assets), net[5]		210,382
Cash and cash equivalents and restricted cash		(423,137)
Preferred stock		718,750
Net Obligations	$	12,157,525

Other Assets			Effective Interest Rate[7]
Land parcels	$	163,358	
Real estate loans receivable[6]	$	498,446	9.5%
Non real estate loans receivable	$	295,619	9.6%
Other investments[8]	$	134,653	
Investments held for sale[9]	$	262,714	
Development properties:[10]			
Current balance	$	412,991	
Unfunded commitments		370,899	
Committed balances	$	783,890	
Projected yield		7.7%	
Projected NOI	$	60,360	

Common Shares Outstanding		364,564

Notes:

(1) Includes $11,257,000 attributable to our proportional share of income from unconsolidated management company investments.

(2) See page 21 for reconciliation.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1.2 billion of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

Unearned revenues	$	208,209
Below/(above) market lease intangibles, net		44,498
Deferred taxes, net		(20,550)
Available-for-sale equity investments		(17,330)
In place lease intangibles, net		(25,971)
Other non-cash liabilities / (assets), net		5,556
Total non-cash liabilities/(assets), net	$	194,412

(6) Excludes development loans and the allowance for loan loss.

(7) Average cash-pay interest rates are 9.3% and 7.8% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.

(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(9) Represents expected proceeds from assets held for sale.

(10) See pages 12-13. Above also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

Net Operating Income[1]

	1Q16	2Q16	3Q16	4Q16	1Q17
Revenues:					
Seniors housing triple-net					
Rental income	$ 153,929	$ 155,700	$ 153,923	$ 153,350	$ 153,202
Interest income	9,345	9,367	9,098	8,736	7,715
Other income	465	191	367	454	1,356
Total revenues	163,739	165,258	163,388	162,540	162,273
Long-term/post-acute care					
Rental income	128,691	130,059	130,758	100,444	75,943
Interest income	13,508	12,603	13,919	13,899	12,964
Other income	1,024	1,014	1,256	1,288	409
Total revenues	143,223	143,676	145,933	115,631	89,316
Seniors housing operating					
Resident fees and service	589,835	598,621	613,252	640,663	654,481
Interest income	1,031	1,042	1,054	1,054	69
Other income	2,169	8,902	695	4,150	1,412
Total revenues	593,035	608,565	615,001	645,867	655,962
Outpatient medical					
Rental income	123,625	127,076	126,595	125,872	129,214
Interest income	1,304	994	1,009	-	-
Other income	313	-	254	510	440
Total revenues	125,242	128,070	127,858	126,382	129,654
Life science, Corporate and Land					
Rental income	-	-	-	145	48
Other income	58	4,607	189	255	293
Total revenues	58	4,607	189	400	341
Total					
Rental income	406,245	412,835	411,276	379,811	358,407
Resident fees and service	589,835	598,621	613,252	640,663	654,481
Interest income	25,188	24,006	25,080	23,689	20,748
Other income	4,029	14,714	2,761	6,657	3,910
Total revenues	**1,025,297**	**1,050,176**	**1,052,369**	**1,050,820**	**1,037,546**
Property operating expenses:					
Seniors housing operating	398,623	404,388	418,116	439,340	449,666
Outpatient medical	38,045	38,191	38,731	39,161	41,818
Life science, Corporate and Land	13	47	14	517	196
Total property operating expenses	**436,681**	**442,626**	**456,861**	**479,018**	**491,680**
Net operating income:					
Seniors housing triple-net	163,739	165,258	163,388	162,540	162,273
Long-term/post-acute care	143,223	143,676	145,933	115,631	89,316
Seniors housing operating	194,412	204,177	196,885	206,527	206,296
Outpatient medical	87,197	89,879	89,127	87,221	87,836
Life science, Corporate and Land	45	4,560	175	(117)	145
Net operating income	**$ 588,616**	**$ 607,550**	**$ 595,508**	**$ 571,802**	**$ 545,866**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. See pages 10-11 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended March 31, 2017	Three Months Ended March 31, 2017
Net income	$ 1,254,208	$ 337,610
Interest expense	506,982	118,597
Income tax expense (benefit)	(15,158)	2,245
Depreciation and amortization	900,822	228,276
EBITDA	**$ 2,646,854**	**$ 686,728**
Loss (income) from unconsolidated entities	29,643	23,106
Transaction costs	34,702	-
Stock-based compensation	25,588	4,906
Loss (gain) on extinguishment of debt	48,593	31,356
Loss/impairment (gain) on sales of properties, net	(574,216)	(233,061)
Provision for loan losses	10,215	-
Loss / (gain) on derivatives	(1,225)	1,224
Other expenses[2]	19,396	11,675
Additional other income[3]	(16,664)	-
Total adjustments	(423,968)	(160,794)
Adjusted EBITDA	**$ 2,222,886**	**$ 525,934**
Interest Coverage Ratios		
Interest expense	$ 506,982	$ 118,597
Capitalized interest	18,035	4,129
Non-cash interest expense	(3,958)	(1,679)
Total interest	**$ 521,059**	**$ 121,047**
EBITDA	$ 2,646,854	$ 686,728
Interest coverage ratio	**5.08x**	**5.67x**
Adjusted EBITDA	$ **2,222,886**	$ **525,934**
Adjusted Interest coverage ratio	**4.27x**	**4.34x**
Fixed Charge Coverage Ratios		
Total interest	$ 521,059	$ 121,047
Secured debt principal amortization	72,073	16,249
Preferred dividends	63,434	14,379
Total fixed charges	**$ 656,566**	**$ 151,675**
EBITDA	$ 2,646,854	$ 686,728
Fixed charge coverage ratio	**4.03x**	**4.53x**
Adjusted EBITDA	$ **2,222,886**	$ **525,934**
Adjusted Fixed charge coverage ratio	**3.39x**	**3.47x**
Net Debt to EBITDA Ratios		
Total debt		$ 11,454,185
Less: cash and cash equivalents[4]		(380,360)
Net debt		**$ 11,073,825**
EBITDA Annualized		2,746,912
Net debt to EBITDA ratio		**4.03x**
Adjusted EBITDA Annualized		$ 2,103,736
Net debt to Adjusted EBITDA ratio		**5.26x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 20.

(2) Expenses incurred during the three months ended include estimated cash-based severance costs related to organizational restructuring and non-capitalizable transaction costs. Expenses incurred during twelve months ended also includes cash-based costs associated with the retirement of an executive officer.

(3) Income during twelve months ended includes income from prior year life science disposition and a seniors housing property's insurance proceeds.

(4) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

			% of Total
Book Capitalization			
Lines of credit	$	522,000	2.0%
Long-term debt obligations[1]		10,932,185	41.1%
Cash and cash equivalents[2]		(380,360)	-1.4%
Net debt to consolidated book capitalization		**11,073,825**	**41.7%**
Total equity[3]		15,495,681	58.3%
Consolidated book capitalization	**$**	**26,569,506**	**100.0%**
Joint venture debt, net[4]		106,316	
Total book capitalization	**$**	**26,675,822**	
Undepreciated Book Capitalization			
Lines of credit	$	522,000	1.6%
Long-term debt obligations[1]		10,932,185	35.4%
Cash and cash equivalents[2]		(380,360)	-1.2%
Net debt to consolidated undepreciated book capitalization		**11,073,825**	**35.8%**
Accumulated depreciation and amortization		4,335,160	14.1%
Total equity[3]		15,495,681	50.1%
Consolidated undepreciated book capitalization	**$**	**30,904,666**	**100.0%**
Joint venture debt, net[4]		106,316	
Total undepreciated book capitalization	**$**	**31,010,982**	
Enterprise Value			
Lines of credit	$	522,000	1.4%
Long-term debt obligations[1]		10,932,185	28.4%
Cash and cash equivalents[2]		(380,360)	-1.0%
Net debt to consolidated enterprise value		**11,073,825**	**28.8%**
Common shares outstanding		364,564	
Period end share price		$70.82	
Common equity market capitalization		**25,818,422**	**67.1%**
Noncontrolling interests		859,478	2.2%
Preferred stock		718,750	1.9%
Consolidated enterprise value	**$**	**38,470,475**	**100.0%**
Joint venture debt, net[4]		106,316	
Total enterprise value	**$**	**38,576,791**	
Secured Debt as % of Total Assets			
Secured debt[1]	**$**	**2,669,787**	**9.6%**
Total assets	$	27,767,277	
Total Debt as % of Total Assets			
Total debt[1]	**$**	**11,454,185**	**41.3%**
Total assets	$	27,767,277	
Unsecured Debt as % of Unencumbered Assets			
Unsecured debt[1]	**$**	**8,710,928**	**35.0%**
Unencumbered assets	$	24,866,151	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Inclusive of IRC section 1031 deposits, if any.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(dollars in thousands)

Debt Maturities and Principal Payments[1]

Year	Lines of Credit[2]	Senior Unsecured Notes[3,4,5]	Consolidated Secured Debt	Share of Unconsolidated Debt	Noncontrolling Interests' Share of Consolidated Debt	Combined Debt[6]	% of Total	Wtd. Avg. Interest Rate
2017	$ -	$ -	$ 284,878	$ 21,196	$ (61,330)	$ 244,744	2.1%	3.7%
2018	-	450,000	421,751	38,463	(109,336)	800,878	6.9%	3.0%
2019	-	605,000	499,895	118,376	(76,015)	1,147,256	9.9%	4.0%
2020	-	675,208	149,888	28,109	(31,132)	822,073	7.1%	5.1%
2021	522,000	1,137,674	228,993	17,317	(34,196)	1,871,788	16.2%	2.7%
2022	-	600,000	223,548	9,574	(28,007)	805,115	7.0%	5.0%
2023	-	500,000	279,901	15,941	(100,569)	695,273	6.0%	4.1%
2024	-	400,000	279,776	32,873	(78,733)	633,916	5.5%	4.4%
2025	-	1,250,000	118,200	368,699	(28,487)	1,708,412	14.8%	3.9%
2026	-	700,000	31,902	12,631	(6,826)	737,707	6.4%	4.2%
Thereafter	-	1,966,385	146,745	20,395	(22,627)	2,110,898	18.2%	5.0%
Totals	**$ 522,000**	**$ 8,284,267**	**$ 2,665,477**	**$ 683,574**	**$ (577,258)**	**$ 11,578,060**	**100%**	
Weighted Avg Interest Rate[7]	2.0%	4.3%	3.7%	3.7%	3.2%	4.1%		
Weighted Avg Maturity Years	4.1	8.3	5.2	6.9	5.2	7.5		
% Floating Rate Debt	100.0%	8.4%	35.0%	21.3%	55.0%	17.1%		

Debt by Local Currency[1]

	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Debt	Noncontrolling Interests' Share of Consolidated Debt	Combined Debt	Investment Hedges[8]
United States	$ 522,000	$ 6,555,000	$ 1,452,355	$ 483,559	$ (288,526)	$ 8,724,388	$ -
United Kingdom	-	1,316,385	168,848	-	(42,212)	1,443,021	693,409
Canada	-	412,882	1,044,274	200,015	(246,520)	1,410,651	656,858
Totals	**$ 522,000**	**$ 8,284,267**	**$ 2,665,477**	**$ 683,574**	**$ (577,258)**	**$ 11,578,060**	**$ 1,350,267**

Notes:

(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(2) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.4 billion. As of March 31, 2017, letters of credit in the aggregate amount of $32 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.

(3) 2021 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $188 million USD at March 31, 2017). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.

(4) 2020 amounts include $300 million of Canadian denominated 3.35% senior unsecured notes (approximately $225 million USD at March 31, 2017). The notes mature on November 25, 2020.

(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $690 million USD at March 31, 2017). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $627 million USD at March 31, 2017). The notes mature on December 1, 2034.

(6) Excludes capital lease obligations of $74 million, of which $1 million mature in October 2018, $1 million mature in August 2019, $70 million mature in April 2023 and $2 million have various maturities.

(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $96.8 million, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Our investment in the Life Science portfolio was sold in the second quarter of 2015.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues, net operating income from continuing operations (NOICO) and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners' noncontrolling ownership interests and adding Welltower's minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower's joint venture arrangements and should be used with caution.

As discussed in Note 17 to our consolidated financial statements, NOICO is used to evaluate the operating performance of the company's properties. The company defines NOI as the pro rata version of NOICO which is total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans and sub-leases as well as any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments that in management's opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing operating portfolio.

We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and IRC section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and other non-recurring and/or non-cash income/charges. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands)

Non-GAAP Reconciliations

NOI Reconciliation		1Q16	2Q16	3Q16	4Q16	1Q17
Consolidated NOI from continuing operations[1]	$	597,414 $	617,825 $	605,453 $	583,486 $	552,129
NOI attributable to unconsolidated investments[2]		16,006	16,881	17,179	16,467	21,279
NOI attributable to noncontrolling interests[3]		(24,804)	(27,156)	(27,124)	(28,151)	(27,542)
Pro rata net operating income (NOI)[4]	$	588,616 $	607,550 $	595,508 $	571,802 $	545,866

In-Place NOI Reconciliation

At Welltower pro rata ownership		Seniors Housing Triple-net	Long-Term /Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Life Science, Corporate & Land	Total
Revenues	$	162,273 $	89,316 $	655,962 $	129,654 $	341 $	1,037,546
Property operating expenses		-	-	(449,666)	(41,818)	(196)	(491,680)
NOI[4]	$	162,273 $	89,316 $	206,296 $	87,836 $	145 $	545,866
Adjust:							
Interest income		(7,715)	(12,964)	(69)	-	-	(20,748)
Other income		(1,356)	(409)	(1,412)	(440)	(293)	(3,910)
Sold / held for sale		(12,763)	(3,040)	(463)	(430)	-	(16,696)
Non In-Place NOI[5]		(3,953)	(7,330)	195	(2,589)	148	(13,529)
Timing adjustments[6]		1,674	-	511	600	-	2,785
In-Place NOI	$	138,160 $	65,573 $	205,058 $	84,977 $	- $	493,768
Annualized In-Place NOI	$	552,640 $	262,292 $	820,232 $	339,908 $	- $	1,975,072

Notes:

(1) Represents consolidated revenues less consolidated property operating expenses per Note 17 to Welltower's Form 10-K/10-Q for the respective period.

(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(4) Represents Welltower's pro rata share of NOI. See page 15 for more information.

(5) Primarily represents non-cash NOI.

(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation

	United States	United Kingdom	Canada	Total
Consolidated SHO revenues [1]	$ 498,942	$ 65,939	$ 106,985	$ 671,866
Unconsolidated SHO revenues attributable to Welltower [2]	22,112	-	19,792	41,904
SHO revenues attributable to noncontrolling interests [3]	(29,345)	(3,441)	(25,022)	(57,808)
Pro rata SHO revenues	$ 491,709	$ 62,498	$ 101,755	$ 655,962
SHO interest and other income	(1,426)	(22)	(33)	(1,481)
SHO revenues attributable to held for sale properties	(430)	(377)	(882)	(1,689)
Adjustment for standardized currency rate [4]	-	470	(840)	(370)
SHO local revenues	$ 489,853	$ 62,569	$ 100,000	$ 652,422
Average occupied units/month	23,740	2,612	12,299	38,651
REVPOR/month in USD	$ 6,974	$ 8,096	$ 2,748	$ 5,705
REVPOR/month in local currency [4]		£ 6,485	C$ 3,666	

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total	
	1Q16	1Q17	1Q16	1Q17	1Q16	1Q17	1Q16	1Q17
SHO SS REVPOR Growth								
Consolidated SHO revenues [1]	$ 433,425	$ 498,942	$ 71,784	65,939	$ 100,160	106,985	$ 605,369	671,866
Unconsolidated SHO revenues attributable to Welltower [2]	20,465	22,112	-	-	18,613	19,792	39,078	41,904
SHO revenues attributable to noncontrolling interests [3]	(24,871)	(29,345)	(3,102)	(3,441)	(23,439)	(25,022)	(51,412)	(57,808)
SHO pro rata revenues [5]	429,019	491,709	68,682	62,498	95,334	101,755	593,035	655,962
Adjustments [6]	(10,310)	(65,752)	(16,972)	(7,373)	1,447	(2,611)	(25,835)	(75,736)
SHO SS revenues [7]	$ 418,709	$ 425,957	$ 51,710	55,125	$ 96,781	99,144	$ 567,200	580,226
Avg. occupied units/month [8]	20,690	20,297	2,195	2,282	12,263	12,189	35,148	34,768
SHO SS REVPOR [9]	$ 6,839	$ 7,093	$ 7,962	8,164	$ 2,667	2,749	$ 5,454	5,640
SS REVPOR YOY growth		3.7%		2.5%		3.1%		3.4%
Adjusted SHO SS REVPOR [10]	$ 6,789	$ 7,093	$ 7,862	$ 8,164	$ 2,666	$ 2,749	$ 5,418	$ 5,640
Adjusted REVPOR YOY growth		4.5%		3.8%		3.1%		4.1%
SHO SSNOI Growth								
Consolidated SHO NOI [1]	$ 135,895	$ 150,420	$ 23,130	19,133	$ 37,450	39,888	$ 196,475	209,441
Unconsolidated SHO NOI attributable to Welltower [2]	8,621	8,939	-	-	7,079	7,604	15,700	16,543
SHO NOI attributable to noncontrolling interests [3]	(8,501)	(10,065)	(349)	(173)	(8,913)	(9,450)	(17,763)	(19,688)
SHO pro rata NOI [5]	136,015	149,294	22,781	18,960	35,616	38,042	194,412	206,296
Adjustments [6]	(5,822)	(19,425)	(4,395)	435	612	(785)	(9,605)	(19,775)
SHO pro rata SSNOI [7]	$ 130,193	$ 129,869	$ 18,386	19,395	$ 36,228	37,257	$ 184,807	186,521
SHO SSNOI growth		-0.2%		5.5%		2.8%		0.9%
Adjusted SHO pro rata SSNOI [10]	$ 128,553	$ 129,869	$ 17,936	$ 19,395	$ 36,520	$ 37,257	$ 183,009	$ 186,521
Adjusted SHO SSNOI growth		1.0%		8.1%		2.0%		1.9%
SHO SSNOI/Unit								
Trailing four quarters' SSNOI [5]		$ 529,677		$ 72,727		$ 148,638		$ 751,042
Average units in service [11]		22,981		2,586		13,244		38,811
SSNOI/unit in USD		$ 23,048		$ 28,123		$ 11,223		$ 19,351
SSNOI/unit in local currency [4]				£ 22,528		C$ 14,975		

Notes:

(1) Represents consolidated revenues or consolidated NOI (revenues less property operating expenses) per Note 17 to Welltower's Form 10-Q for the quarter ended March 31, 2017.

(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(4) Based on GBP/USD rate of 1.24837 and USD/CAD rate of 1.334294.

(5) Represents SHO revenues/NOI/SSNOI at Welltower pro rata ownership. See pages 15 & 23 for more information.

(6) Represents revenues/NOI not derived from local country properties or from non-SS properties, as well as non-cash revenues/NOI, currency and ownership adjustments, and normalizing adjustments for local country properties.

(7) Represents SS SHO revenues/NOI at Welltower pro rata ownership.

(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(9) Represents pro rata SS average revenues generated per occupied room per month.

(10) Includes 2016 adjustments to normalize the impact of leap year for operators who charge residents daily rather than monthly.

(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

(dollars in thousands at Welltower pro rata ownership)

Same Store Property Reconciliation	SH-NNN	LT/PAC	SHO	OM	Total
Total properties	434	198	489	268	1,389
Recent acquisitions/ development conversions	(19)	(5)	(44)	(12)	(80)
Under development/redevelopment	(4)	(2)	(15)	(6)	(27)
Current held-for-sale	(6)	(11)	(2)	(5)	(24)
Land parcels, loans and sub-leases	(16)	(7)	(2)	(8)	(33)
Segment/ operator transitions	-	-	(4)	(1)	(5)
Other[1]	-	-	(1)	-	(1)
Same store properties	389	173	421	236	1,219

Same Store NOI Reconciliation	1Q16	2Q16	3Q16	4Q16	1Q17	Y/o/Y
Seniors Housing Triple-net						
NOI	$ 163,739 $	165,258 $	163,388 $	162,540 $	162,273	
Non-cash NOI on same store properties	(5,258)	(4,831)	(4,690)	(4,633)	(3,990)	
NOI attributable to non-same store properties	(29,630)	(30,085)	(29,088)	(27,642)	(27,794)	
Currency and ownership adjustments[2]	(4,546)	(4,626)	(3,539)	(2,934)	(1,665)	
Normalizing adjustments for rent reallocations[3]	179	186	186	62	-	
SSNOI	124,484	125,902	126,257	127,393	128,824	3.5%
Long-Term/Post-Acute Care						
NOI	143,223	143,676	145,933	115,631	89,316	
Non-cash NOI on same store properties	(12,134)	(10,251)	(10,217)	(9,874)	(7,517)	
NOI attributable to non-same store properties	(59,178)	(59,724)	(61,772)	(33,411)	(19,390)	
Currency and ownership adjustments[2]	(9,678)	(10,102)	(10,083)	(9,072)	(13)	
Normalizing adjustments for rent reallocations[3]	(1,901)	(1,935)	(1,936)	(1,133)	-	
SSNOI	60,332	61,664	61,925	62,141	62,396	3.4%
Seniors Housing Operating						
NOI	194,412	204,177	196,885	206,527	206,296	
Non-cash NOI on same store properties	446	111	1,167	(6)	34	
NOI attributable to non-same store properties	(5,088)	(5,086)	(8,960)	(21,133)	(20,292)	
Currency and ownership adjustments[2]	(3,081)	(3,955)	(1,754)	128	(170)	
Normalizing adjustment for payroll accruals[4]	-	3,469	-	-	-	
Normalizing adjustment for workers comp[5]	-	(1,682)	-	-	-	
Normalizing adjustment for technology costs[6]	-	761	1,319	-	-	
Normalizing adjustment for insurance reimbursements[7]	(1,025)	(7,654)	-	-	-	
Other normalizing adjustments[8]	(857)	(89)	-	296	653	
SSNOI	184,807	190,052	188,657	185,812	186,521	0.9%
Outpatient Medical						
NOI	87,197	89,879	89,127	87,221	87,836	
Non-cash NOI on same store properties	(2,880)	(2,825)	(2,771)	(1,994)	(2,238)	
NOI attributable to non-same store properties	(3,301)	(4,095)	(3,859)	(2,054)	(2,951)	
Currency and ownership adjustments[2]	26	(475)	116	184	33	
Other normalizing adjustments[8]	(335)	(335)	(335)	(335)	(5)	
SSNOI	80,707	82,149	82,278	83,022	82,675	2.4%
Life Science, Corporate & Land						
NOI	45	4,560	175	(117)	145	
NOI attributable to non-same store properties	(45)	(4,560)	(175)	117	(145)	
SSNOI	-	-	-	-	-	
Total						
NOI	588,616	607,550	595,508	571,802	545,866	
Non-cash NOI on same store properties	(19,826)	(17,796)	(16,511)	(16,507)	(13,711)	
NOI attributable to non-same store properties	(97,242)	(103,550)	(103,854)	(84,123)	(70,572)	
Currency and ownership adjustments	(17,279)	(19,158)	(15,260)	(11,694)	(1,815)	
Normalizing adjustments, net	(3,939)	(7,279)	(766)	(1,110)	648	
SSNOI	$ 450,330 $	459,767 $	459,117 $	458,368 $	460,416	2.2%

Notes :

(1) Includes 1 flooded property.

(2) Includes adjustments to reflect consistent ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.

(3) Represents adjustments related to reallocation of property level rents due to dispositions within an existing master lease.

(4) Represents payroll costs incurred for prior periods.

(5) Represents a change in estimate for workers compensation liabilities.

(6) Represents costs expensed by one operator related to implementation of new software.

(7) Represents proceeds received from insurance claims at one property.

(8) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 5, 2017 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower

Welltower Inc. (NYSE:HCN), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people's wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com